Exhibit 10.3

AMENDED AND RESTATED LICENSE AGREEMENT

by and between

GENZYME CORPORATION

and

EXACT SCIENCES CORPORATION

(formerly EXACT LABORATORIES, INC.)

January 27, 2009

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

i

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

ii

ARTICLE 23. CONSTRUCTION	28

ARTICLE 24. COUNTERPARTS	28

ARTICLE 25. BINDING EFFECT	28

ARTICLE 26. FORCE MAJEURE	28

ARTICLE 27. JHU LICENSE AGREEMENT	29

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

iii

AMENDED AND RESTATED LICENSE AGREEMENT

THIS AMENDED AND RESTATED LICENSE AGREEMENT effective as of the Closing Date (defined below) (the “Effective Date”) is by and between Genzyme Corporation, a Massachusetts corporation having its principal offices at 500 Kendall Street, Cambridge, MA 02142 (“Genzyme”), through Genzyme’s Genetics Division (formerly through its Molecular Oncology Division), and EXACT Sciences Corporation (formerly EXACT Laboratories, Inc.), a Delaware corporation having its principal offices at 100 Campus Drive, Marlborough, MA 01752 (“EXACT”).

WITNESSETH:

WHEREAS, the parties have entered into a License Agreement effective as of March 25, 1999 (the “License Agreement”) under which Genzyme granted to EXACT a license to certain patent rights;

WHEREAS, the parties expect to enter into a Collaboration, License and Purchase Agreement (the “CLP Agreement”) contemporaneously with entering into this Agreement, and the parties acknowledge that the execution of the CLP Agreement is a precondition for the parties to be bound to this Agreement;

WHEREAS, Genzyme desires to waive any and all breaches of the License Agreement by EXACT that may have occurred (including any and all amounts due Genzyme thereunder), and release EXACT from any liability arising therefrom;

WHEREAS, the parties desire to amend and restate the License Agreement, effective as of the Effective Date;

NOW THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree to amend and restate the License Agreement to read in its entirety as follows:

ARTICLE 1.  DEFINITIONS

1.1.                             “Affiliate” shall mean any corporation or other entity which controls, is controlled by, or is under common control with EXACT. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity.

1.2.                             “Agreement” shall mean this Amended and Restated License Agreement, together with all Appendices, Schedules and other attachments hereto.

1.3.                             “Change of Control of EXACT” has meaning given to it in the CLP Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

1.4.                             “Closing Date” has the meaning given to it in the CLP Agreement.

1.5.                             “Diagnostic Service(s)” shall mean the performance of laboratory-based assays covered in whole or in part by a Valid Claim of the Patent Rights.

1.6.                             “FDA Approval” means either 510(k) clearance or approval of a Pre-Marketing Authorization application (“PMA”) (or the equivalent of such submissions required at such time) for a Kit from the FDA or any equivalent foreign regulatory agency or body. “FDA Approved” has the correlative meaning.

1.7.                             “Field” shall mean (a) stool-based detection of any disease or condition (including pre-cancers, staging and monitoring of the foregoing, and therapeutic response) for research and development, Clinical Laboratory Improvement Amendments (CLIA) testing services (and their foreign equivalents), and FDA Approved Kits; and (b) a screening assay (regardless of other uses to which such assay is put) for colorectal cancer in any type of patient samples, excluding tests solely for staging and/or monitoring of colorectal cancer which do not obsolete or adversely impact such screening assay.

1.8.                             “First Commercial Sale” shall mean, after the Effective Date, (a) the first performance for consideration of a Diagnostic Service in the Field or (b) the first sale for consideration of a Licensed Reagent or Kit for use in the Field, as applicable. Any performance of a Diagnostic Service or transfer of Licensed Reagents or Kits by EXACT solely for purposes of performing Research shall not be deemed to constitute a First Commercial Sale.

1.9.                             “Gene Patent Rights” shall mean the United States and foreign patents and patent applications relating to the APC gene and/or the p53 gene and licensed (with the right to grant sublicenses) to Genzyme pursuant to the JHU License Agreement together with patents arising therefrom and any extensions, registrations, confirmations, reissues, divisions, continuations or continuations-in-part, re-examinations or renewals thereof, including without limitation the patents and patent applications listed in Appendix A hereto (which may be updated from time to time to include such additional patents and patent application that may arise therefrom); provided, however, that Gene Patent Rights expressly excludes any claims of such patents and patent applications that fall outside of the Field, including, without limitation, claims to antibodies, to the treatment, prevention or remedying of a gene deficiency, to purified proteins, or to DNA sequences other than those sequences that correspond to the p53 gene and the APC gene; provided further that DNA sequences which are (i) immediately adjacent to the p53 or APC genes and (ii) necessary to the use of the p53 or APC genes, respectively, in the Field shall be considered within the Gene Patent Rights.

1.10.                       “Instrument” shall mean any instrument, apparatus, appliance, automated system or computer software that is covered in whole or in part by a Valid Claim of the Patent Rights and is useful or necessary for performing laboratory-based assays.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

1.11.                       “JHU License Agreement” shall mean the License Agreement dated as of February 5, 1992 by and between Genzyme (as successor to PharmaGenics, Inc.), The Johns Hopkins University (“JHU”) and Hoffman-La Roche Inc. (“Roche”), as amended from time to time.

1.12.                       “Kit” shall mean a collection of one or more Reagents, including at least one Licensed Reagent, packaged in the form of a kit (including an FDA Approved kit).

1.13.                       “Licensed Reagent” shall mean any Reagent covered in whole or in part by a Valid Claim of the Patent Rights.

1.14.                       “Methodology Patent Rights” shall mean the United States and foreign patents and patent applications relating to methods of detecting mammalian nucleic acids isolated from stool specimens and reagents therefor and licensed (with the right to grant sublicenses) to Genzyme pursuant to the JHU License Agreement together with patents resulting therefrom and any extensions, registrations, confirmations, reissues, divisions, continuations or continuations-in-part, re-examinations or renewals thereof, including without limitation the patents and patent application listed in Appendix B hereto (which may be updated from time to time to include such additional patents and patent applications that may arise therefrom).

1.15.                       (a)                                   “Net Sales” shall mean the adjusted gross sales of Licensed Reagents and Kits by EXACT less [********] of adjusted gross sales in lieu of items such as custom duties, inbound transportation, insurance costs, agent’s commission, bad debts, etc. The adjusted gross sales shall mean the actual gross sales price of a Licensed Reagent or Kit billed by EXACT (not including miscellaneous items on the invoice such as taxes, etc.) less chargebacks, cash discounts, credits or allowances (not including miscellaneous items credited such as taxes, etc.) including those incurred or granted on account of price adjustments, rejections, returns, rebates or recalls of Licensed Reagents or Kits previously sold. “Net Sales” does not include “no charge” samples to the extent customary in the trade.

(b)                                 In the event that EXACT decides to sell a Kit which combines Licensed Reagents with ingredients or components which are not Licensed Reagents (such other ingredients or components being “Other Items”), then (i) EXACT shall notify Genzyme in writing of its intent to offer such combination, (ii) Genzyme and EXACT shall, within thirty (30) days after Genzyme’s receipt of such notification, initiate good-faith negotiations on the value of the Licensed Reagents which shall be used as the basis to calculate Net Sales pursuant to this clause (b) and (iii) if the parties can not reach agreement within thirty (30) days after the commencement of such negotiations, such dispute shall be referred to arbitration pursuant to Article 11 hereof. However, in no event shall the royalty rates on Net Sales be reduced by more than [********]. The term “Other Items” does not include solvents, diluents, carriers, excipients, enzymes used in amplification for diagnostic use, or the like used in formulating a product.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(c)                                  In the event that a Licensed Reagent or Kit is sold for non-monetary consideration in addition to or in lieu of money, the value of such consideration to the extent that it can be reasonably determined by EXACT shall be added to Net Sales in accordance with Sections 1.15 (a) and (b) hereof.

(d)                                 No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by EXACT and on its payroll, or for cost of collections.

(e)                                  Net Sales expressly excludes transfers or dispositions of Licensed Reagents or Kits at cost or less than cost for the sole purpose of conducting Research.

1.16.                        (a)                                 “Net Service Revenues” shall mean actual billings by EXACT for the performance of Diagnostic Services less the following deductions to the extent that they are applicable and are not already deducted in the actual billings: (i) discounts allowed and taken, in amounts customary in the trade; (ii) sales and/or use taxes and/or duties imposed upon and with specific reference to particular sales.

(b)                                 If a Diagnostic Service(s) is offered in combination with another diagnostic or other service(s) (such as patient counseling) provided by EXACT (such other services being referred to as “Other Services” and such Diagnostic Service(s) and Other Services collectively being referred to as “Combination Services”), Net Service Revenues for purposes of determining royalties on the Diagnostic Service(s) shall be calculated as provided below:

(i)                                    If the Diagnostic Service(s) and the Other Services are sold or provided separately, Net Service Revenues shall be calculated by multiplying the Net Service Revenues of the Combination Service (as determined in accordance with Section 1.16(a) above but applied to the Combination Service), by the fraction A/(A+B), where “A” is the invoice price of the Diagnostic Service(s) and “B” is the invoice price of the Other Services in the Combination Service if sold or provided separately.

(ii)                                 If the Diagnostic Service(s) are sold or provided separately but the Other Services are not, Net Service Revenues shall be calculated by multiplying the Net Service Revenues of the Combination Service (as determined in accordance with Section 1.16(a) above but applied to the Combination Service), by the fraction A/C, where “A” is the invoice price of the Diagnostic Service(s) and “C” is the invoice price of the Combination Service.

(iii)                              If the Diagnostic Service(s) and the Other Services in the combination are not sold or provided separately, Net Service Revenues for purpose of determining royalties on the Diagnostic Service(s) shall be calculated by multiplying Net Service Revenues of the Combination Service (as determined in accordance with Section 1.16(a) above but applied to the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

Combination Service) by the fraction E/(E+D), where “E” is the value of the Diagnostic Service(s) and “D” is the reasonably estimated value (using accepted diagnostic industry standards) of the Other Services based at least in part on the value of the other active component or components used in the Combination Service; provided, that (A) EXACT shall notify Genzyme in writing of its intent to offer such Combination Services, (B) Genzyme and EXACT shall, within thirty (30) days after Genzyme’s receipt of such notification, initiate good-faith negotiations on the value of the Diagnostic Service(s) and Other Services which shall be used as the basis to calculate Net Service Revenues pursuant to this clause (iii) and (C) if the parties can not reach agreement within thirty (30) days after the commencement of such negotiations, such dispute shall be referred to arbitration pursuant to Article 11 hereof.

(c)                                  In the event that a Diagnostic Service is provided for non-monetary consideration in addition to or in lieu of money, the value of such non-monetary consideration to the extent that it can be reasonably determined by EXACT shall be added to Net Service Revenues in accordance with Sections 1.16(a) and (b) hereof.

(d)                                 Net Service Revenues expressly excludes the use or performance of Diagnostic Services at cost or less than cost for the sole purpose of conducting Research.

1.17.                       “Original Effective Date” shall mean March 25, 1999.

1.18.                       “Patent Rights” shall mean collectively the Gene Patent Rights and the Methodology Patent Rights.

1.19.                       “Reagents” shall mean reagents useful in or necessary to the performance of laboratory-based assays, whether used individually or sold or used as one or more component(s) of a kit.

1.20.                       “Research” shall mean pre-clinical, clinical and regulatory activities conducted by or on behalf of EXACT to develop, evaluate, and obtain regulatory approvals of, products or services utilizing the Patent Rights licensed to EXACT hereunder.

1.21.                       “Triggering Event” means [********].

1.22.                       “Valid Claim” shall mean an issued claim of an unexpired patent, or a claim of a pending patent application, which shall not have been withdrawn, canceled or disclaimed, or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision. Notwithstanding the foregoing to the contrary, a claim of a pending patent application, divisional application, or continuation-in-part application, or the foreign equivalents thereof, shall cease to be a Valid Claim if no patent has issued on such claim on or prior to the fifth (5th) anniversary of the date of filing such patent application (or, in the case of a continuation application or foreign equivalent thereof, the date of filing of the earliest parent application), provided that such claim shall once again

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

become a Valid Claim on the issue date of a patent that subsequently issues and includes such claim.

ARTICLE 2.  LICENSE GRANT AND WAIVER

2.1.                             Genzyme hereby grants to EXACT, subject to all the terms and conditions of this Agreement, a worldwide, nonexclusive right and license (without the right to grant sublicenses) under the Patent Rights to: (a) use, offer to sell, sell and practice Diagnostic Services in the Field; (b) make, have made, use, offer to sell, sell and import Licensed Reagents in the Field; and (c) make, have made, use, offer to sell, sell and import Kits in the Field. Notwithstanding the foregoing, Genzyme hereby grants to EXACT the worldwide, non-exclusive right to convey to the end-user (purchaser) of FDA Approved Kits manufactured by EXACT the right to perform Diagnostic Services solely in conjunction with the use of FDA Approved Kits manufactured by or on behalf of EXACT (without the right to grant sublicenses).

2.2.                             The license granted hereunder shall not extend to Instruments. In the event that Genzyme becomes aware of any Instruments, Genzyme shall deliver written notice thereof to EXACT. In the event that after the Original Effective Date EXACT decides in good faith to develop Instruments for use in the Field and delivers written notice of such decision to Genzyme, Genzyme and EXACT shall, within thirty (30) days after Genzyme’s receipt of such notification from EXACT, enter into good faith negotiations for a worldwide, non-exclusive license (without the right to grant sublicenses) to be granted by Genzyme to EXACT under the Patent Rights to make, use, offer to sell, sell and import Instruments in the Field. Any such license shall include commercially reasonable terms and conditions. In the event that Genzyme and EXACT are unable to reach agreement on the terms of any such license within ninety (90) days after the date Genzyme and EXACT commence negotiations for such license, then the dispute shall be immediately referred to one (1) executive officer of each party, chosen at the sole discretion of that party, who shall negotiate in good faith with each other to resolve the dispute during the period ending thirty (30) days after the date of such referral. If the designated officers of the parties are unable to resolve the dispute within such thirty (30) day period, the dispute shall be referred to arbitration pursuant to Article 11 hereof.

2.3.                             Each party (the “Granting Party”) hereby grants to the other party (the “Recipient”) a one-time waiver of any and all rights the Granting Party may have based on any breaches of the License Agreement by the Recipient that occurred prior to the Effective Date of this Agreement, including any and all amounts due to the Granting Party under the License Agreement, and further including any and all obligations of the Recipient that may be interpreted to have accrued under this Agreement prior to the Effective Date, in each case whether or not known to the Granting Party. In the case of a breach by the Recipient that first occurred prior to the Effective Date, but such breach continues after the Effective Date, the waiver and release granted in the prior sentence will only apply to the extent that the breach occurred prior to the Effective Date, provided that such waiver and release shall apply in connection with the disclosure by EXACT of the terms of the License Agreement with the Securities and Exchange Commission prior to the Effective Date as a result of the expiration of the confidential treatment request filed with the Securities and Exchange Commission for the License Agreement. The Granting Party will not assert any, and hereby releases the Recipient and its Affiliates, and their officers, directors, employees, agents, trustees, successors and assigns, from any and all, claims,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

rights, demands, actions, causes of action, suits, damages, losses, liabilities, obligations, matters and issues arising from any such breaches.  This Section 2.3 shall apply to the Granting Party, the Granting Party’s Affiliates and their successors and assigns.

ARTICLE 3.  DILIGENCE

3.1.                             EXACT agrees to use commercially reasonable efforts to make (i) Diagnostic Services,(ii) Licensed Reagents and (iii) Kits available for the benefit of the general public consistent with regulatory compliance and public safety.

3.2.                             EXACT’s material failure to perform in accordance with any subsection of Section 3.1 above shall be grounds for Genzyme to terminate the license under Section 2.1 above with respect to Diagnostic Services, Licensed Reagents or Kits, as applicable, pursuant to Section 7.8 hereof by delivering written notice of its intention to terminate to EXACT. If EXACT disputes Genzyme’s determination, (i) EXACT shall deliver written notice of such dispute within ten (10) business days after its receipt of notice from Genzyme of its intent to terminate, (ii) the matter shall be referred to arbitration pursuant to Article 11hereof and (iii) EXACT’s license under Section 2.1 above to the Diagnostic Services, Licensed Reagents or Kits, as applicable, and EXACT’s obligations with respect thereto shall continue in full force and effect until the resolution of such arbitration.

3.3.                             Within thirty (30) days after the Original Effective Date and subsequently no later than May 1 and November 1 of each year, commencing on November 1, 1999, EXACT shall provide a written report to Genzyme on its research, development and commercialization efforts with respect to (i) Diagnostic Services, (ii)Licensed Reagents and (iii) Kits (each individually), which report shall cite specific goals and objectives in researching, developing and commercializing the licensed technology and methodology and progress in meeting these goals and objectives. If Genzyme does not receive any such report(s) in a timely manner, it shall notify EXACT of such delinquency in writing. EXACT shall have thirty (30) days from its receipt of such notice to provide Genzyme with any and all overdue report(s). Failure by EXACT to provide such overdue report(s) within said thirty (30) day period may constitute grounds for termination of this Agreement by Genzyme as provided for in Section 7.5 hereof; provided, however, that the number of days elapsed since EXACT first received notice from Genzyme of the delinquent reports shall be counted for purposes of determining the sixty (60) day period described in Section 7.5 hereof.

ARTICLE 4.  PAYMENTS

4.1.                             In partial consideration for the license granted hereunder, and upon the Original Effective Date, EXACT agrees to pay Genzyme [********], which amount shall not be creditable against any other amounts payable by EXACT to Genzyme hereunder. Such [********] payment has been made and no further upfront payment is due upon the Effective Date.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

4.2.                              EXACT shall pay to Genzyme during the term of this Agreement a royalty calculated as follows:

(a)                                  before a total of [********] tests on individual patient samples in the aggregate have been sold by EXACT, whether sold by EXACT as Diagnostic Services or sold by or on behalf of EXACT as part of Licensed Reagents or Kits manufactured by or on behalf of EXACT,

(i)                                     if the average gross sale price of such Diagnostic Services, Licensed Reagents or Kits is equal to or greater than [********], then the royalty shall be (i) the greater of [********] of Net Service Revenue worldwide or [********] per Diagnostic Service sold by EXACT, plus (ii) the greater of [********] of Net Sales worldwide or [********] per test included in the Licensed Reagent or Kit sold by or on behalf of EXACT; and

(ii)                                  if the average gross sale price of such Diagnostic Services, Licensed Reagents or Kits is less than [********], then the royalty shall be (i) [********] per Diagnostic Service sold by EXACT, plus (ii) [********] per test included in the Licensed Reagent or Kit sold by or on behalf of EXACT.

(b)                                 after [********] tests on individual patient samples in the aggregate have been sold by EXACT, whether sold by EXACT as Diagnostic Services or sold by or on behalf of EXACT as part of Licensed Reagents or Kits manufactured by or on behalf of EXACT,

(i)                                     if the average gross sale price of such Diagnostic Services, Licensed Reagents or Kits is equal to or greater than [********], then the royalty shall be (i) the greater of [********] of Net Service Revenue worldwide or [********] per Diagnostic Service sold by EXACT, plus (ii) the greater of [********] of Net Sales worldwide or [********] per test included in the Licensed Reagent or Kit sold by or on behalf of EXACT; and

(ii)                                  if the average gross sale price of such Diagnostic Services, Licensed Reagents or Kits is less than [********], then the royalty shall be (i) [********] per Diagnostic Service sold by EXACT, plus (ii) [********] per test included in the Licensed Reagent or Kit sold by or on behalf of EXACT.

(c)                                  for revenue, other than Net Sales and Net Services Revenue, generated by EXACT by exploiting the rights granted by Genzyme under this Agreement, [********] of such revenue.

For clarity, (i) the foregoing royalties and the milestones set forth in Section 4.5 that are applicable to Diagnostic Services shall only apply to Diagnostic Services performed by EXACT and not by end-users (purchasers) and (ii) for purposes of this Section 4.2, the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

average gross sales price of Licensed Reagents and Kits shall be calculated over the applicable calendar quarter for which royalties are payable.

4.3.                              (a)                                  With respect to the licenses granted for Diagnostic Services, EXACT shall pay Genzyme a minimum royalty of, (i) before a Triggering Event has occurred, [********] per year, (ii) if a Triggering Event has occurred at any time prior to the [********] anniversary of the Effective Date of this Agreement, [********] per year, (iii) if a Triggering Event has occurred at any time on or after the [********] anniversary of the Effective Date and prior to the [********] anniversary of the Effective Date, [********] per year, and (iv) if a Triggering Event has occurred at any time on or after the [********] anniversary of the Effective Date, [********] per year.  In each case, the minimum royalty will be payable on January 1 of each year with respect to the licenses granted for Diagnostic Services; provided, however, that the minimum royalty for a given year shall be creditable against any royalties subsequently due during said year under Section 4.2.  For clarity, if a Triggering Event occurs in such a year, the applicable minimum royalty described in clauses (ii) through (iv) in this Section 4.3(a) shall not apply until January 1 of the year following the occurrence of such Triggering Event, unless such Triggering Event occurs on January 1 of a year.

(b)                                 With respect to the licenses granted for Licensed Reagents and Kits, EXACT shall pay Genzyme a minimum royalty of, (i) before a Triggering Event has occurred, [********] per year, (ii) if a Triggering Event has occurred at any time prior to the [********] anniversary of the Effective Date of this Agreement, [********] per year, (iii) if a Triggering Event has occurred at any time on or after the [********] anniversary of the Effective Date and prior to the [********] anniversary of the Effective Date, [********] per year, and (iv) if a Triggering Event has occurred at any time on or after the [********] anniversary of the Effective Date, [********] per year.  In each case, the minimum royalty will be payable on January 1 of each year with respect to the licenses granted for Licensed Reagents and Kits; provided, however, that the minimum royalty for a given year shall be creditable against any royalties subsequently due during said year under Section 4.2.  For clarity, if a Triggering Event occurs in such a year, the applicable minimum royalty described in clauses (ii) through (iv) in this Section 4.3(b) shall not apply until January 1 of the year following the occurrence of such Triggering Event, unless such Triggering Event occurs on January 1 of a year.

(c)                                  Waiver or deferral of any minimum royalty payment by Genzyme shall not be construed as waiver or deferral of any such subsequent payment.

4.4.                              (a)                                  In the event that the First Commercial Sale of a Diagnostic Service by EXACT has not occurred within [********] after the Effective Date, EXACT shall pay Genzyme an annual maintenance fee of [********] payable on each anniversary of the Effective Date commencing with the [********] anniversary of the Effective Date; provided, however, that if EXACT has submitted a bona fide application to the U.S. Food and Drug Administration or the equivalent authority at that time (“FDA”) to obtain final marketing approval for a Diagnostic Service within said [********] period and EXACT’s failure to make such First Commercial Sale is due to delays in obtaining such approval that are

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

caused by the FDA and are not related to a substantial deficit in said application, then Genzyme may elect, in its sole discretion, acting reasonably, to extend said [********] period and shall notify EXACT in writing of any such determination and election and of the amount of time by which such period has been extended; provided further that if the parties disagree as to whether said application contained a substantial deficit and the time for resolution of such deficit, the dispute shall be referred to arbitration pursuant to Article 11 hereof and, until final resolution of the dispute, EXACT shall deposit any amounts otherwise due and payable to Genzyme under this Section4.4(a) into an escrow account established by EXACT exclusively for such purpose in a recognized commercial banking institution reasonably selected by EXACT and promptly identified by written notice from EXACT to Genzyme. If the arbitrator resolves the dispute in favor of Genzyme, then the amounts held in escrow plus all interest accrued thereon shall be promptly paid to Genzyme in same day funds. Amount payable under this Section 4.4(a) shall not be creditable against any royalties or other payments due during said year under this Article 4. Waiver or deferral of any maintenance fee by Genzyme shall not be construed as waiver or deferral of any such subsequent payment.

(b)                                 In the event that the First Commercial Sale of a Kit by EXACT has not occurred within [********] after the Effective Date and the license granted pursuant to Section 2.1 (c) hereof has not been terminated by Genzyme pursuant to Section 7.7 hereof, EXACT shall pay Genzyme an annual maintenance fee of [********] payable on each anniversary of the Effective Date commencing with the [********] anniversary of the Effective Date; provided, however, that if EXACT has submitted a bona fide application to the FDA to obtain final marketing approval for a Kit prior to [********] and EXACT’s failure to make such First Commercial Sale is due to delays in obtaining such approval that are caused by the FDA and are not related to a substantial deficit in said application, then Genzyme may elect, in its sole discretion, acting reasonably, to extend said [********] period and shall notify EXACT in writing of any such determination and election and of the amount of time by which such period has been extended; provided further that if the parties disagree as to whether said application contained a substantial deficit and the time for resolution of such deficit, the dispute shall be referred to arbitration pursuant to Article 11 hereof and, until final resolution of the dispute, EXACT shall deposit any amounts otherwise due and payable to Genzyme under this Section 4.4(b) into an escrow account established by EXACT exclusively for such purpose in a recognized commercial banking institution reasonably selected by EXACT and promptly identified by written notice from EXACT to Genzyme. If the arbitrator resolves the dispute in favor of Genzyme, then the amounts held in escrow plus all interest accrued thereon shall be promptly paid to Genzyme in same day funds. Amount payable under this Section 4.4(b) shall not be creditable against any royalties or other payments due during said year under this Article 4. Waiver or deferral of any maintenance fee by Genzyme shall not be construed as waiver or deferral of any such subsequent payment.

4.5.                              (a)                                  EXACT shall pay Genzyme a one-time milestone payment in the amount of [********] within [********] after first receiving FDA Approval. Such amount shall not be creditable against any royalties or other payments due under this Article 4.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(b)                                 EXACT shall pay Genzyme a one-time milestone payment in the amount of [********] within [********] after EXACT has sold [********] tests on individual patient samples in the aggregate, whether sold as Diagnostic Services or as part of Licensed Reagents or Kits.

(c)                                  EXACT shall pay Genzyme a one-time milestone payment in the amount of [********] within [********] after EXACT has sold [********] tests on individual patient samples in the aggregate, whether sold as Diagnostic Services or as part of Licensed Reagents or Kits.

(d)                                 For clarification, once EXACT has made any particular milestone payment under this Section 4.5, EXACT will not be obligated to make any payment under this Section 4.5 with respect to the reoccurrence of the same milestone.

4.6.                              Payment of royalties specified in Section 4.2 shall be made by EXACT to Genzyme within forty-five (45) days after March 31, June 30, September 30 and December 31 each year during the term of this Agreement covering Net Sales and Net Service Revenues during the preceding calendar quarter. The last such payment shall be made within forty-five (45) days after the expiration or earlier termination of this Agreement.

4.7.                              No multiple royalties shall be payable on any Diagnostic Service, Licensed Reagent or Kit because such Diagnostic Service, Licensed Reagent or Kit or its practice, manufacture, use, importation or sale is or shall be covered by more than one of the Patent Rights.

4.8.                              All payments to be made under this Article 4 shall be paid in United States dollars, in Boston, Massachusetts or at such other place and in such other way as Genzyme may reasonably designate in writing, without deduction of exchange, collection or other charges. Conversion of foreign currency into United States dollars shall be calculated using the applicable exchange rate as published in The Wall Street Journal on the date that the payment is first due and payable. If by law, regulation or fiscal policy of a particular country, conversion into United States dollars or transfers of funds of a convertible currency to the Untied States is restricted or forbidden, EXACT shall give Genzyme prompt written notice of such restriction or prohibition, which notice shall satisfy the forty-five (45) day payment deadline set forth in Section 4.6. EXACT shall pay any amounts due to Genzyme through whatever lawful methods Genzyme reasonably designates in writing; provided, however, that if Genzyme fails to designate such payment method within thirty (30) days after Genzyme is notified of the restriction, EXACT may deposit such payment in local currency to the credit of Genzyme in a recognized commercial banking institution reasonably selected by EXACT and promptly identified by written notice from EXACT to Genzyme, and such deposit shall fulfill all obligations of EXACT to Genzyme with respect to such payment.

4.9.                              In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the first day following the due date as herein specified, calculated at the annual rate of the sum of [********], the interest being compounded on

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

the last day of each calendar quarter; provided, that in no event shall said annual rate exceed the maximum legal interest rate in Massachusetts. The payment of such interest shall not foreclose Genzyme from exercising any other rights it may have as a consequence of the lateness of any payment.

4.10.                        Royalty payments and other payments due to Genzyme under this Agreement shall not be reduced by reason of any withholding or similar taxes applicable to such payments to Genzyme.

4.11.                        [********]

ARTICLE 5.  REPORTS AND RECORDS

5.1.                              EXACT shall maintain true, accurate and complete books of account, records and files containing an accurate record of all data reasonably necessary for the full computation and verification of sales and the determination of the amounts payable under Article 4 hereof for a period of at least four (4) years following the period of each report required by Section 5.2 below. Said books and records shall be kept at EXACT’s principal place of business and shall be in accordance with generally accepted accounting principles, consistently applied. Said books and records, to the extent not previously audited, shall be available for inspection by an independent certified public accountant selected by Genzyme (or its licensor of the Patent Rights) and reasonably acceptable to EXACT, upon ten (10) business days advance written notice and during regular business hours, for three (3) years following the end of the calendar year to which they pertain in order to enable Genzyme (or its licensor of the Patent Rights) to ascertain the correctness of any report and/or payment made under this Agreement. Such inspections may be conducted no more than once in any twelve (12) month period and, except as provided below, shall be conducted at the expense of Genzyme (or its licensor, as the case may be). If such examination reveals that royalties have been misstated, any adjustment shall be promptly refunded or paid, as appropriate. Genzyme (or its licensor, as the case may be) shall pay the fees and expenses of the accountant engaged to perform the audit, unless such audit reveals an underpayment of five percent (5%) or more for the period examined, in which case EXACT shall pay all reasonable costs and expenses incurred by Genzyme (or its

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

licensor, as the case may be) in the course of making such determination, including without limitation the fees and expenses of the accountant.

5.2.                              Within forty-five (45) days after March 31, June 30, September 30 and December 31, of each year in which this Agreement is in effect, EXACT shall deliver to Genzyme full, true and accurate reports of its activities relating to this Agreement during the preceding three month period. These reports shall include at least the following:

(a)                                  the total actual billings for Diagnostic Services on a country-by-country basis during the applicable period;

(b)                                 the total gross sales of Licensed Reagents and Kits, each individually, on a country-by-country basis during the applicable period;

(c)                                  the calculation of Net Service Revenues and Net Sales on a country-by-country basis for the applicable period, including a detailed listing of the applicable deductions permitted under Sections 1.15 and 1.16 hereof on an item-by-item basis and a detailed explanation of the calculation of Net Service Revenues and Net Sales of any Combination Services or combination products; and

(d)                                 the calculation of total royalties due in U.S. dollars, together with the exchange rates used for conversion, to the extent applicable.

5.3.                              With each such report, EXACT shall pay to Genzyme the royalties due and payable as provided for in Section 4.2. To the extent that royalties for the applicable period are creditable against minimum royalties paid pursuant to Section 4.3 hereof, EXACT shall so report. If no royalties are due, EXACT shall so report.

ARTICLE 6.  PATENT PROSECUTION; INFRINGEMENT

6.1.                              The prosecution, filing and maintenance of all patents and the expense thereof shall be the responsibility of Genzyme (and/or its licensor of the Patent Rights).

6.2.                              (a)                                  EXACT agrees to provide Genzyme with prompt written notice after becoming aware of any infringement of any of the Patent Rights.

(b)                                 Genzyme (or its licensor, as the case may be) shall have the right, under its control and at its expense, to prosecute any third party infringement of the Patent Rights or to defend the Patent Rights in any declaratory judgment action brought by a third party which alleges the invalidity, unenforceability or non-infringement of any Patent Right. EXACT agrees to cooperate fully in any action under this Section 6.2, provided that Genzyme (or its licensor, as the case may be) reimburses EXACT for its reasonable costs and expenses incurred in connection with providing such assistance.

(c)                                  In the event that

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(i)                                    EXACT notifies Genzyme that a third party is conducting activities in the Field that infringe the Patent Rights in any country,

(ii)                                 said third party continues to infringe for [********] after receipt by Genzyme of such notice and does not obtain a license from Genzyme under the applicable Patent Rights within such period, and

(iii)                              EXACT can demonstrate to Genzyme’s reasonable satisfaction through written documentation that (A) EXACT has Net Sales or Net Service Revenues in one or more countries in which there is any Valid Claim within the Patent Rights, and (B) the infringing activities of said third party have resulted in annualized income to said third party equal to or greater than (x) [********] worldwide in countries in which there is any Valid Claim within the Patent Rights (determined based on Net Sales or Net Service Revenues of the [********]) or (y) [********] of EXACT’s annualized Net Sales or Net Service Revenues (as applicable) worldwide in countries in which there is any Valid Claim within the Patent Rights (determined based on Net Sales or Net Service Revenues of the [********]), whichever is greater, then, after making such a demonstration, EXACT may withhold up to [********] of the royalty payments that would otherwise be payable to Genzyme on Net Services Revenues from Diagnostic Services covered in whole or in part by the infringed Patent Rights or on Net Sales of Licensed Reagents or Kits covered in whole or in part by the infringed Patent Rights, as applicable, in such countries until such time as the infringement is abated; provided, however, that in the event that Genzyme (or its licensor, as the case may be) either (A) fails to use good faith efforts to undertake the prosecution of such third party infringement or otherwise Resolve such infringement within two hundred and forty (240) days after receipt by Genzyme of the notice delivered by EXACT pursuant to clause (c)(i) above or (B) delivers written notice to EXACT that Genzyme (or its licensor, as the case may be) does not intend to undertake the prosecution of such third party infringement, then EXACT may withhold [********] of the aforementioned royalty payments; provided further that, if EXACT withholds such royalty payments and Genzyme (or its licensor, as the case may be) either successfully Resolves such infringement or undertakes the prosecution of such third party infringement and obtains a favorable judgment, settlement, consent judgment or other final disposition of the suit, EXACT shall resume full payment of the aforementioned royalties due under this Agreement on Net Service Revenues and Net Sales in such countries upon receipt of either written notice of the successful abatement of such infringement by prosecution or Resolution signed by an officer of Genzyme or a copy of an official, written evidence of such favorable judgment, settlement, consent judgment or other final disposition; provided further that in the event that Genzyme (or its licensor, as the case may be) undertakes the prosecution of such infringement and obtains a favorable settlement, an order to dismiss shall constitute adequate official written evidence for purposes of this sentence. For purposes of this clause (c), “Resolve(s)” or “Resolution” means the cessation of such third party infringement other than as a result of prosecution, including

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

without limitation the grant of a nonexclusive license under the Patent Rights or the discontinuance by such third party of the infringing activities.

(d)                                 If Genzyme notifies EXACT in writing within ten (10) days of receiving written documentation pursuant to Section 6.2(c)(iii) above that Genzyme is not reasonably satisfied that EXACT has demonstrated conditions sufficient to justify the withholding of royalty payments under Section 6.2(c) above, then, until final resolution of the dispute, EXACT shall deposit all withheld royalty payments otherwise due and payable to Genzyme into an escrow account established by EXACT exclusively for such purpose in a recognized commercial banking institution reasonably selected by EXACT and promptly identified by written notice from EXACT to Genzyme. If the parties are unable to resolve the dispute within thirty (30) days after EXACT’s receipt of Genzyme’s notice, then the dispute shall immediately be referred to one (1) executive officer of each party, chosen in the sole discretion of that party, who shall negotiate with each other in good faith to resolve the dispute during the period ending thirty (30) days after the date of such referral. If the designated officers of the parties are unable to resolve the dispute within such thirty (30) day period, the dispute shall be referred to arbitration pursuant to Article 11 hereof. If such officers or the arbitrator, as applicable, resolves the dispute in favor of Genzyme, then the amounts held in escrow plus all interest accrued thereon shall be promptly paid to Genzyme in same day funds and EXACT shall resume full payment of royalties under this Agreement.

(e)                                  In the event that EXACT withholds royalty payments pursuant to Section 6.2(c), EXACT shall include the amount of such withheld royalties and the basis for the calculation thereof on a country-by-country basis in the reports deliverable by EXACT to Genzyme pursuant to Section 5.2 hereof as distinct line items.

(f)                                    EXACT hereby acknowledges and agrees that Roche has rights under the Patent Rights under an agreement with JHU and, therefore, activities by Roche in accordance with such agreement with JHU will not be subject to this Section 6.2.

ARTICLE 7.  TERM AND TERMINATION

7.1.                              Unless earlier terminated as hereinafter provided, this Agreement shall remain in full force and effect until the expiration of the last to expire Patent Rights. Royalties on Net Service Revenues from Diagnostic Services and on Net Sales of Licensed Reagents and Kits covered by the Gene Patent Rights shall cease upon the expiration of the last to expire Gene Patent Right. Royalties on Net Service Revenues of Diagnostic Services and on Net Sales of Licensed Reagents and Kits covered by the Methodology Patent Rights shall cease upon the expiration of the last to expire Methodology Patent Right.

7.2.                              If (a) Genzyme, acting reasonably, determines that EXACT has ceased to carry on its business with respect to the performance of Diagnostic Services in the Field and/or the provision of Licensed Reagents and/or Kits in the Field in any country in North America or Europe for a period of more than [********] with no plan to resume such business within the following [********], then (b) Genzyme shall have the right to terminate this

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

Agreement and all rights, privileges and license hereunder granted with respect to such Diagnostic Services and/or Licensed Reagents and/or Kits, as applicable, upon [********] prior written notice to EXACT; provided, however, that if EXACT is temporarily unable to carry on such business due to a corporate reorganization or restructuring of EXACT, then the [********] time period set forth in clause (a) of this Section 7.2 shall be reasonably extended to accommodate such corporate circumstance by a period to be mutually agreed upon by the parties, which extension period shall not exceed [********]. Such termination shall become effective immediately upon the conclusion of such notice period unless EXACT shall have resumed such business in good faith prior to the expiration of such notice period.

7.3.                              Should EXACT fail to pay Genzyme any amounts as are due and payable hereunder, Genzyme shall have the right to terminate this Agreement upon forty-five (45) days prior written notice, unless EXACT shall pay Genzyme within said forty-five (45) day period such delinquent amounts and all interest due and payable thereon. If EXACT shall not have paid all such delinquent amounts and interest due and payable thereon within said period, Genzyme, at its sole option, may immediately terminate this Agreement and all rights, privileges and license hereunder granted.

7.4.                              EXACT shall have the right to terminate this Agreement and all rights, privileges and license hereunder granted at any time upon one hundred eighty (180) days prior written notice to Genzyme.

7.5.                              Upon any material breach or default of this Agreement by EXACT, other than those delineated in Sections 7.2 and 7.3, which shall always take precedence in that order over any material breach or default referred to in this Section 7.5, Genzyme shall have the right to terminate this Agreement and the rights, privileges and license hereunder granted upon sixty (60) days prior written notice to EXACT. Such termination shall become effective immediately at the conclusion of such notice period unless EXACT shall have cured any such breach or default prior to the expiration of said sixty (60) day period.

7.6.                              (a)                                  If no royalties have been paid by EXACT with respect to any Diagnostic Service within [********] after the First Commercial Sale by EXACT of a Diagnostic Service, the rights, privileges and license granted under this Agreement to EXACT under Section2.1 (a) hereof shall automatically terminate.

(b)                                 If no royalties have been paid by EXACT with respect to any Licensed Reagent within [********] after the First Commercial Sale of a Licensed Reagent, the rights, privileges and license granted under this Agreement to EXACT under Section 2.1 (b) hereof shall automatically terminate.

7.7.                              (a)                                  If EXACT fails to make a 510(k) or PMA submission for a Kit to the FDA (or the equivalent of such submissions as may be required by the FDA at such time) on or before [********], Genzyme may, in its sole discretion, elect to terminate the rights, privileges and license granted under Section 2.1 (c) hereof in any or each country in which

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

Genzyme has Patent Rights unless such license grant is sooner terminated according to the terms of this Agreement.

(b)                                 If EXACT fails to achieve annual Net Sales of Licensed Reagents and Kits for use in the Field of [********] or more within [********] after the First Commercial Sale of a Kit, Genzyme may, in its sole discretion, elect to terminate the rights, privileges and license granted under Section 2.1 (c) hereof in any and each country in which Genzyme has Patent Rights unless such license grant is sooner terminated according to the terms of this Agreement.

7.8.                              If EXACT materially fails to perform in accordance with clauses (i), (ii) or (iii) of Section 3.1 hereof, Genzyme may elect to terminate the rights, privileges and license granted under Section 2.1 with respect to the subject matter of the clause or clauses of Section 3.1 under which EXACT has materially failed to perform, as set forth in Section 3.2, hereof upon thirty (30) days prior written notice to EXACT. Notwithstanding the foregoing, any termination of the license granted under any one clause of Section 2.1 pursuant to this Section 7.8 will be effective only with respect to the subject matter of the clause of Section 3.1 under which EXACT has materially failed to perform, and the remaining clauses of Section 3.1 and the remaining rights granted under 2.1 shall be unaffected by such termination.

7.9.                              Upon any termination of this Agreement in its entirety or any of the rights, privileges and licenses granted under Section 2.1 hereof, EXACT shall be entitled to finish any work-in-progress and to sell any completed inventory of Licensed Reagents or Kits, as applicable, which remain on hand as of the date of the termination provided that EXACT pays Genzyme the royalties applicable to said subsequent sales in accordance with the terms and conditions set forth in this Agreement.

7.10.                        (a)                                  In the event that Genzyme terminates this Agreement and the rights, privileges and licenses hereunder granted pursuant to Section 7.2 above, then Genzyme shall refund to EXACT the pro rata share of the amount equal to the sum of (i) any payment made by EXACT pursuant to Section 4.3 hereof on January 1 of the calendar year in which the effective date of such termination falls plus (ii) any payment made by EXACT pursuant to Section 4.4 hereof on the anniversary of the Original Effective Date immediately preceding the effective date of such termination plus (iii) one-half of any payment made by EXACT pursuant to Section 4.5 hereof if the license granted under Section 2.1 (c) is being terminated and if such payment was made by EXACT within the six (6) month period immediately preceding the effective date of such termination less (iv) the aggregate amount of any payments made by Genzyme to JHU in that Year under the JHU License Agreement based on the payments described in clauses (i), (ii) and (iii) above.

(b)                                 In the event that Genzyme terminates the license granted under Section 2.1 (a) hereof with respect to Diagnostic Services pursuant to Section 7.6 or 7.8 hereof, then Genzyme shall refund to EXACT the pro rata share of the amount equal to the sum of (i) any payment made by EXACT pursuant to Section 4.3(a) hereof on January 1 of the calendar year in which the effective date of such termination falls plus (ii) any payment

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

made by EXACT pursuant to Section 4.4(a) hereof on the anniversary of the Original Effective Date immediately preceding the effective date of such termination less (iii) the amount of any payment made by Genzyme to JHU in that Year based on the payments described in clauses (i) and (ii) above.

(c)                                  In the event that Genzyme terminates the rights, privileges and license granted under Section 2.1 (b) or (c) hereof with respect to Licensed Reagents and Kits pursuant to Sections 7.7 or 7.8 hereof, then Genzyme shall refund to EXACT the pro rata share of the amount equal to the sum of (i) any payment by EXACT to Genzyme pursuant to Section 4.3(b) hereof on January 1 in which the calendar year of the effective date of such termination falls plus (ii) any payment made by EXACT pursuant to Section 4.4(b) hereof on the anniversary of the Original Effective Date immediately preceding the effective date of such termination plus (iii) one-half of any payment made by EXACT pursuant Section 4.5 hereof to if the license granted under Section 2.1 (c) is being terminated and if such payment was made to Genzyme within six (6) months immediately preceding the effective date of such termination less (iv) the aggregate amount of any payments made by Genzyme to JHU in that Year based on the payments described in clauses (i), (ii) and (iii) above.

(d)                                 The pro rata share of any amounts to be refunded by Genzyme pursuant to this Section 7.10 shall be determined based on either (i) the portion of the twelve (12) month period after said anniversary of the Original Effective Date or (ii) the portion of said calendar year, as applicable, during which this Agreement shall not be in effect. In no event shall any amounts be refundable by Genzyme to the extent they have been credited by Genzyme against royalties payable by EXACT in accordance with Sections 4.3 and/or 4.4 hereof. Interest paid to Genzyme pursuant to Section 4.9 hereof or on any amounts held in escrow during the pendency of a dispute shall not be included in the calculation of any amounts refundable by Genzyme.

(e)                                  Any and all amounts refundable by Genzyme to EXACT pursuant to this Section 7.10 shall be paid to EXACT within thirty (30) days after the applicable effective date of the termination.

7.11.                        Upon the expiration or the earlier termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such expiration or the termination. The provisions of Articles 5, 8, 10, 11, 13, 18 and 21, Section 4.6, 7.9, 7.10 and this Section 7.11 shall survive the expiration or earlier termination of this Agreement.

ARTICLE 8.  INDEMNIFICATION AND INSURANCE

8.1.                              (a)                                  Subject to the provisions of Section 8.3 hereof, EXACT shall indemnify, defend and hold harmless Genzyme, JHU, The John Hopkins Health System (“JHHS”) and their respective present and former officers, directors, trustees, employees, consultants, agents, students, faculty, treating and consulting physicians, inventors of the Patent Rights, subsidiaries, successors, heirs and assigns (collectively, the “Genzyme Indemnitees”)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Genzyme Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments arising out of (i) the design, sale, use, manufacture or promotion by EXACT and its officers, directors, employees, representatives and agents, of any process, service or product relating to, or developed, manufactured, used or commercialized pursuant to, this Agreement and (ii) the practice and use of the Patent Rights by EXACT and its officers, directors, employees, representatives and agents.

(b)                                 EXACT’s indemnification under this Section 8.1 shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligence, reckless misconduct or intentional misconduct of the Genzyme Indemnitees.

(c)                                  EXACT agrees, at its own expense, to provide attorneys to defend against any actions brought or filed against any Genzyme Indemnitee with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought, such attorneys to be reasonably acceptable to Genzyme and not to be subject to any conflict of interest in representing any of the Genzyme Indemnitees nor to have been deemed within the preceding ten (10) years by any Genzyme Indemnitee to have provided unsatisfactory legal representation of such Genzyme Indemnitee.

8.2.                              (a)                                  Subject to the provisions of Section 8.3 hereof Genzyme shall indemnify, defend and hold harmless EXACT and its present and former officers, directors, employees, agents, consultants, successors, heirs and assigns (collectively, the “EXACT Indemnitees”) against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the EXACT Indemnitees, or anyone of them, in connection with any claims, suits, actions, demands or judgments arising out of (i) the design, sale, use, manufacture or promotion by Genzyme and its officers, directors, employees, representatives and agents, of any process, service or product utilizing the Patent Rights in the Field and (ii) the practice and use of the Patent Rights in the Field by Genzyme and its officers, directors, employees, representatives and agents.

(b)                                 Genzyme’s indemnification under this Section 8.2 shall not apply to any liability, damage, loss or expense to the extent it is directly attributable to the negligence, reckless misconduct or intentional misconduct of the EXACT Indemnitees.

(c)                                  Genzyme agrees, at its own expenses to provide attorneys to defend against any actions brought or filed against any EXACT Indemnitee with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought, such attorneys to be reasonably acceptable to EXACT and not to be subject to any conflict of interest in representing any of the EXACT Indemnitees not to have been deemed within the preceding ten (10) years by any EXACT Indemnitee to have provided unsatisfactory legal representation of such EXACT Indemnitee.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

8.3.          In the event any such action is commenced or claim made or threatened against an indemnified party covered by Section 8.1 or 8.2 hereof, the indemnified party shall promptly notify the indemnifying party in writing of such event. The failure of indemnified party to deliver notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to the ability of the indemnifying party to defend such action, shall relieve the indemnifying party of any liability to the indemnified party under this Article 8 solely with respect to such action, but the failure to deliver notice to the indemnifying party will not relieve it of any liability with respect to such action that it may have to the indemnified party otherwise than under this Article 8. The indemnifying party shall assume, with the reasonable cooperation of the indemnified party, the investigation and defense of, and may settle that part of, any such claim or action commenced or made against the indemnified party which relates to the indemnifying party’s indemnification and the indemnifying party may take such other steps as may be necessary to protect itself. The indemnifying party shall not be liable to indemnified party on account of any settlement of any such claim or litigation affected without the indemnifying party’s express written consent, which consent shall not be unreasonably withheld or delayed. The right of the indemnifying party to assume the defense of any action shall be limited to that part of the action commenced against an indemnified party which relates to the indemnifying party’s obligation of indemnification and holding harmless.

8.4.          (a)           Beginning at such time as any Diagnostic Service, Licensed Reagent or Kit relating to, or developed pursuant to, this Agreement is being made available (other than for the purpose of obtaining regulatory approvals) by EXACT, EXACT shall, at its sole cost and expense, procure and maintain commercial general liability insurance, applicable worldwide, in amounts not less than [********] per incident and [********] annual aggregate and naming Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) contractual liability coverage for EXACT’s indemnification under Section 8.1 of this Agreement. If EXACT elects to self-insure all or part of the limits described above (including deductibles or retentions that are in excess of [********] annual aggregate) such self-insurance program must be acceptable to Genzyme. The minimum amounts of insurance coverage required under this Section 8.4(a) shall not be construed to create a limit of EXACT’s liability with respect to its indemnification obligation under Section 8.1 of this Agreement.

(b)           Genzyme shall, at its sole cost and expense, procure and maintain commercial general liability insurance, applicable worldwide, in amounts not less than [********] per incident and [********] annual aggregate and naming the EXACT Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) contractual liability coverage for Genzyme’s indemnification under Section 8.2 of this Agreement. If Genzyme elects to self-insure all or part of the limits described above (including deductibles or retentions that are in excess of [********] annual aggregate) such self-insurance program must be acceptable to EXACT. The minimum amounts of insurance coverage required under this Section 8.4(a)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

shall not be construed to create a limit of Genzyme’s liability with respect to its indemnification obligation under Section 8.2 of this Agreement.

(c)           Each party shall provide the other with written evidence of such insurance upon request of the other party. Each party shall provide the other with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance. If such party does not obtain replacement insurance providing comparable coverage within such thirty (30) day period, the other party shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective at the end of such thirty (30) day period without any notice or additional waiting periods.

(d)           Each party shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (a) the period that any process, service or product relating to, or developed pursuant to, this Agreement is being made available (other than for the purpose of obtaining regulatory approvals) by EXACT and (b) a reasonable period after the period referred to in clause (a) above which in no event shall be less than fifteen (15) years.

ARTICLE 9.  REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

9.1.          (a)           Genzyme hereby represents and warrants to EXACT that it has the right and power to enter into this Agreement, to extend the rights and licenses granted herein and to perform its obligations hereunder, and that this Agreement is a valid and binding agreement, enforceable in accordance with its terms.

(b)           Genzyme further represents and warrants to EXACT that Genzyme is not in material breach of the JHU License Agreement as of the Original Effective Date, and that Genzyme will use commercially reasonable and diligent efforts to comply with all of its material obligations and duties with regard to the Patent Rights under the JHU License Agreement, including without limitation any provisions of the JHU Agreement as may be reasonably necessary to maintain in effect this Agreement or preserve EXACT’s rights under this Agreement, including without limitation the preservation of EXACT’s rights hereunder in the event that Genzyme shall breach or default on its obligations under the JHU License Agreement.

(c)           EXACT hereby represents and warrants to Genzyme that it has the right and power to enter into this Agreement and to perform its obligations hereunder, and that this Agreement is a valid and binding agreement, enforceable in accordance with its terms. EXACT agrees that it shall comply with all applicable local, state, Federal and international laws and regulations relating to the development, design, manufacture, sale, use in commerce and promotion of Diagnostic Services, Licensed Reagents and Kits.

9.2.          EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 9.1, GENZYME MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, NONPUBLIC OR OTHER INFORMATION, OR TANGIBLE RESEARCH PROPERTY, LICENSED OR OTHERWISE PROVIDED TO EXACT HEREUNDER AND HEREBY DISCLAIMS THE SAME.

9.3.          GENZYME DOES NOT WARRANT THE VALIDITY OF THE PATENT RIGHTS LICENSED HEREUNDER AND MAKES NO REPRESENTATION WHATSOEVER WITH REGARD TO THE SCOPE OF THE LICENSED PATENT RIGHTS OR THAT SUCH PATENT RIGHTS MAY BE EXPLOITED BY EXACT WITHOUT INFRINGING OTHER PATENTS.

9.4.          NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EACH OF THE PARTIES HERETO DISCLAIMS ALL OBLIGATIONS ON THE PART OF SUCH PARTY FOR DAMAGES, INCLUDING BUT NOT LIMITED TO DIRECT, INDIRECT, SPECIAL AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES AND EXPENSES, AND COURT COSTS (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE PROBABILITY OF SUCH DAMAGES, FEES, EXPENSES AND COSTS) ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, SALE OR PROVISION OF THE LICENSED REAGENTS, DIAGNOSTIC SERVICES UTILIZING THE LICENSED PROCESSES AND KITS BY THE OTHER PARTY. EXACT ASSUMES ALL RESPONSIBILITY AND LIABILITY FOR ANY LOSS OR DAMAGES CAUSED BY A LICENSED REAGENT, DIAGNOSTIC SERVICE OR KIT MANUFACTURED, USED, SOLD OR PROVIDED BY EXACT. GENZYME ASSUMES ALL RESPONSIBILITY AND LIABILITY FOR ANY LOSS OR DAMAGES CAUSED BY A LICENSED REAGENT, DIAGNOSTIC SERVICE OR KIT MANUFACTURED, USED, SOLD OR PROVIDED BY GENZYME.

ARTICLE 10.  NOTICES

10.1.        Any consent, notice or report required or permitted to be given or made under this Agreement shall be in writing, delivered (i) by certified or registered mail (postage prepaid, return receipt requested), (ii) by facsimile (and promptly confirmed by personal delivery, courier or next business day service of a nationally recognized courier service of good repute), (iii) by a next business day service of a nationally recognized courier service of good repute (with evidence of delivery) or (iv) by courier (postage prepaid and signature required), and in any case addressed to the other party at its address set forth in this Article 10, and shall be effective upon receipt by the addressee.

10.2.        Reports, notices and other communications from EXACT to Genzyme as provided hereunder shall be sent to:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

Genzyme Genetics
1700 West Park Drive
Westborough, Massachusetts 01581
Attn:	Sr. Vice President & General Manager
Fax:	(508) 870-7504
Phone:	(508) 870-5232

with a copy to:

Genzyme Corporation
500 Kendall Street
Cambridge, Massachusetts 02142
Attn:	General Counsel
Fax:	(617) 252-7553
Phone:	(617) 252-7500

or to such other individual or address as shall hereafter be furnished by written notice to EXACT in accordance with this Article 10.

10.3.        Reports, notices and other communications from Genzyme to EXACT as provided hereunder shall be sent to:

EXACT Sciences Corporation
100 Campus Drive
Marlborough, Massachusetts 01752
Attn:	Chief Executive Officer
Fax:	(508) 683-1201
Phone:	(508) 683-1200

with a copy to:

Goodwin|Procter LLP
53 State Street
Boston, Massachusetts 02109
Attn:	Edward A. King, Esq. & Kingsley L. Taft, Esq.
Fax:	(617) 523-1231
Phone:	(617) 570-1000

or to such other individual or address as shall hereafter be furnished by written notice to Genzyme in accordance with this Article 10.

ARTICLE 11.  ARBITRATION

11.1.        Any controversy or claim arising out of, or relating to any provisions of this Agreement or the breach thereof which cannot otherwise be resolved by good faith negotiations between the parties, or by any form of Alternate Dispute Resolution other than arbitration

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

which may be mutually acceptable to the parties, shall be resolved by final and binding arbitration in Boston, Massachusetts under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining.

The arbitration shall be subject to the following terms:

(a)           The number of arbitrators shall be one (1).

(b)           The arbitrator shall be an independent, impartial third party having no direct or indirect personal or financial relationship to any of the parties to the dispute, who has agreed to accept the appointment as arbitrator on the terms set out in this Section 11.1.

(c)           The arbitrator shall be an active or retired attorney, law professor, or judicial officer with at least five (5) years experience in the biotechnology or pharmaceuticals industries and a familiarity with the laws governing proprietary rights in intellectual property.

(d)           The arbitrator shall be selected as follows:

(i)            Each party shall submit a description of the matter to be arbitrated to the American Arbitration Association at its Regional Office in Boston, Massachusetts. Said Association shall submit to the parties a list of the arbitrators available to arbitrate any dispute between them. Thereafter, each party shall select, in numerical order, those persons on said list acceptable as arbitrators and return the same to the Association. The first arbitrator acceptable to both parties shall be deemed the selected arbitrator with respect to the dispute then at issue under this Agreement. In the event of a failure to select a mutually agreeable arbitrator, the Association shall be requested to submit as many subsequent lists of arbitrators as shall be necessary to effect a mutual selection.

(ii)           If the method of selection set out in paragraph (d)(i) above fails for any reason, then either party may petition any state or federal court in Massachusetts having jurisdiction for appointment of the arbitrator in accordance with applicable law, provided that the arbitrator must satisfy the requirements of paragraphs (b) and (c) above.

(e)           The arbitrator shall announce the decision and/or award in writing accompanied by written findings explaining the facts determined in support of the decision and/or award, and any relevant conclusions of law.

(f)            Unless otherwise provided in this Section 11.1 or extended by agreement of the parties, each party shall submit an initial request for designation of an arbitrator within thirty (30) days after receipt of the first list of available arbitrators pursuant to Section 11.1 (d) of this Agreement, the dispute shall be submitted to the arbitrator within ninety

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(90) days after the arbitrator is selected, and a decision shall be rendered within thirty (30) days after the dispute is submitted.

(g)           The fees of the arbitrator and any other costs and fees associated with the arbitration shall be paid in accordance with the decision of the arbitrator.

(h)           The arbitrator shall have no power to add to, subtract from, or modify any of the terms or conditions of this Agreement. Any award rendered in such arbitration may be enforced by either party in either the courts of the Commonwealth of Massachusetts, or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes Genzyme and EXACT each hereby irrevocably consents and submits.

11.2.        Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

ARTICLE 12.  RESTRICTIONS ON USE OF NAMES

12.1.        EXACT shall not use the name of Genzyme or its divisions, JHU, JHHS or their respective directors, officers, trustees, affiliates, employees, faculty, students and the inventor(s) of the Patent Rights or any adaptations or contractions thereof in any advertising, promotional or sales literature without the prior written consent of Genzyme or JHU in each case, as applicable; provided, however, that EXACT (a) may refer to publications by employees of Genzyme in the scientific literature and (b) may state that a license from Genzyme has been granted as herein provided. With respect to reports to public agencies that are required by law, EXACT shall provide Genzyme with a reasonable opportunity to review the use of its name in each such report reasonably in advance of its submission.

12.2.        EXACT shall not disclose this Agreement or any of the terms or conditions of this Agreement to any third party without the prior written consent of Genzyme except and to the extent required to comply with applicable laws or regulations; provided, that EXACT delivers prior written notice to Genzyme of any disclosure required by applicable laws or regulations and takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

ARTICLE 13.  CONFIDENTIALITY

13.1.        During the term of this Agreement, each party (the “Disclosing Party”) may communicate to the other party (the “Receiving Party”) information which it considers to be confidential (“Confidential Information”). All Confidential Information shall be specifically designated as confidential. Such Confidential Information may include, without limitation, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information. Confidential Information that is disclosed in writing shall be marked with a legend indicating its confidential status. Confidential Information that is disclosed orally or visually shall be

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure; such notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.

13.2.        The Receiving Party agrees that it shall: (a) maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes set forth in this Agreement; (b) use all Confidential Information solely for the purposes set forth in this Agreement; and (c) allow its directors, officers, employees, consultants and advisors to reproduce the Confidential Information only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Confidential Information.

13.3.        The obligations of the Receiving Party under Section 13.2 above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information: (a) was in the public domain prior to the time of its disclosure under this Agreement; (b) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (c) was independently developed or discovered by the Receiving Party without use of the Confidential Information; (d) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or (e) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided, that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

13.4.        The obligations set forth in this Article 13 shall remain in effect for a period of five (5) years after the expiration or the earlier termination of this Agreement.

ARTICLE 14.  PATENT MARKING

14.           EXACT agrees to mark any Kits, Licensed Reagents or promotional materials, technical literature and the like that describe Kits, Licensed Reagents or Diagnostic Services with all applicable patent numbers, and to indicate “Patent Pending” status in accordance with each applicable country’s patent laws.

ARTICLE 15.  INDEPENDENT CONTRACTOR

15.           For the purpose of this Agreement and all services to be provided hereunder, both parties shall be, and shall be deemed to be, independent contractors and not agents or employees

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

of the other. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on the other party.

ARTICLE 16.  SEVERABILITY

16.           If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

ARTICLE 17.  NON-ASSIGNABILITY

17.           Neither this Agreement nor any part hereof shall be assignable by either party without the express prior written consent of the other, which shall not be unreasonably withheld. Any attempted assignment without such consent shall be void. Notwithstanding the foregoing, such consent shall not be required for the assignment of this Agreement (i) by EXACT in connection with the sale or transfer of all or substantially all of the business or assets of EXACT however structured, or (ii) by Genzyme in conjunction with the transfer of all or substantially all of the business or assets of Genzyme or all or substantially all of the business or assets allocated to its Molecular Oncology Division however structured; provided, in any such case, that the assignor promptly notifies the other party hereto of such assignment and the assignee assumes all of the assignor’s obligations hereunder in writing, with a copy of such written assumption (which may be redacted to the extent reasonably necessary to protect confidential information) to be promptly delivered to the other party hereto.

ARTICLE 18.  NON-SOLICITATION

18.           During the term of this Agreement and during the period ending [********] after the expiration or earlier termination of this Agreement, neither party shall, without the prior written consent of the other, solicit the employment of, or employ, any person in any capacity who, at any time during the term of this Agreement, shall have been an employee of the other party.

ARTICLE 19.  ENTIRE AGREEMENT

19.           This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes any prior agreements and understandings between the parties relating to the subject matter hereof. No oral agreement, conversation or representation between any officers, agents or employees of the parties hereto either before or after the Effective Date of this Agreement shall affect or modify any of the terms or obligations herein contained.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

ARTICLE 20.  MODIFICATIONS IN WRITING

20.                               No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by a duly authorized representative of each party.

ARTICLE 21.  GOVERNING LAW

21.                               The validity and interpretation of this Agreement and the legal relations of the parties to it shall be governed by the laws of the Commonwealth of Massachusetts without regard to the conflict of laws provisions thereunder.

ARTICLE 22.  CAPTIONS

22.                               The captions are provided for convenience and are not to be used in construing this Agreement.

ARTICLE 23.  CONSTRUCTION

23.                               Each of the parties agree that this Agreement is the result of mutual negotiation and therefore the language herein shall not be presumptively construed against either of them.  The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term.

ARTICLE 24.  COUNTERPARTS

24.                               This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

ARTICLE 25.  BINDING EFFECT

25.                               This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and permitted assigns.

ARTICLE 26.  FORCE MAJEURE

26.                               Neither party shall be deemed to be in breach of this Agreement due to, or liable to the other party for damages or loss occasioned by failure of performance by the defaulting party if the failure is occasioned by war, fire, explosion, flood, acts of God, strike or lockout, embargo, or any similar cause beyond the control of the defaulting party; provided that the party claiming this exception has exerted all commercially reasonable and diligent efforts to avoid or remedy such event and that such event does not extend for more than nine (9) months; provided further that such party provides the other party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure and continues performance hereunder with reasonable dispatch whenever such causes are removed. The parties shall mutually seek a resolution of the delay or failure to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

perform in good faith if a force majeure event extends for more than nine (9) months, which resolution may be termination of this Agreement.

ARTICLE 27.  JHU LICENSE AGREEMENT

27.                               In the event that Genzyme’s license to the Patent Rights under the JHU License Agreement is terminated, this Agreement shall remain in effect pursuant to the terms of the JHU License Agreement provided that at such time EXACT is not in material breach of the provisions of this Agreement and agrees to be bound to JHU as a licensor under the terms and conditions of this Agreement.

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

GENZYME CORPORATION		EXACT SCIENCES CORPORATION

By:	/s/ Earl M. Collier, Jr.	By:	/s/ Jeffrey R. Luber

Name	Earl M. Collier, Jr.	Name	Jeffrey R. Luber

Title:	Executive Vice President	Title:	President and Chief Executive Officer

Date:	January 27, 2009	Date:	January 27, 2009

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

Appendix A

Gene Patent Rights

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

Appendix B

Methodology Patent Rights

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.